Exhibit 99.1

Team Inc. Reports Second Quarter Earnings and Affirms Outlook

    ALVIN, Texas--(BUSINESS WIRE)--Dec. 17, 2003--Team Inc. (AMEX:TMI) today reported net income of $.19 per share (diluted) for its second quarter ending Nov. 30, 2003, up from $.16 per share in the prior year second quarter. Year-to-date earnings were $.35 per share (fully diluted basis), up from $.30 for the prior year.
    For the three months ended Nov. 30, 2003, the Company reported earnings before interest and taxes (EBIT) of $2.6 million on revenues of $25.8 million, as compared to EBIT of $2.4 million on revenues of $23.2 million for the same quarter of 2002. Net income for the 2003 quarter was $1.6 million, $.19 per share, compared to $1.4 million, $.16 per share, for the same quarter of 2002. For the quarter, revenues increased 11%, and net income increased 14%. Year-to-date revenues were $50.7 million, up 12% from the prior year. Year-to-date net income was $2.9 million, up 16%.
    "Overall results for the quarter and year to date are in line with our expectations," said Phil Hawk, the Company's chairman and CEO. "Despite very difficult market conditions in both business segments, and a significant charge related to a previously disclosed sales tax matter, we were able to continue our double-digit growth in both revenues and profits. We are pleased with the results of our growth initiatives and affirm our earlier fiscal year 2004 earnings guidance of $0.60 to $0.68 per share on a fully diluted basis," said Hawk.
    Revenues for the Industrial Services Business Segment were $23.3 million and $45.6 million for the second quarter and year-to-date, respectively, up 12% and 15% from the corresponding prior year periods. Segment operating profits were $4.0 million for the quarter and $7.7 million year-to-date, up 15% and 22%, respectively. Operating profit as a percent of revenue was 17% for the quarter and for the year. "In this very challenging market environment, we were pleased with our continued business growth," said Phil Hawk, Team's chairman and CEO. "Major plant turnaround projects and our new field valve repair service line were significant contributors to our overall growth during the quarter," reported Hawk.
    The Equipment Sales and Rental Segment reported a $199,000 operating loss for the quarter, mostly due to a charge of $175,000 associated with the sales tax matter mentioned above. Revenue for the quarter was $2.5 million, up slightly from the prior year. Year to date, the segment reported a $294,000 loss on $5.1 million in revenues. In addition to the sales tax matter, the unit struggled with soft sales and a weaker sales mix than occurred in the prior year. "As reported in the first quarter earnings release, we expect the second half of the year to be much stronger for this unit because we expect to ship a number of major orders received earlier this year. While this unit has struggled during the first half of the year, we remain confident that the business will be a positive contributor to our overall results this year," said Hawk.
    In connection with this earnings release, the Company will hold its quarterly conference call on Thursday, Dec. 18, 2003 at 10:00 a.m. Central time (11:00 a.m. Eastern). The call will be broadcast over the Web by VCALL and can be accessed on Team's Web site, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 1-888-896-0862 and ask to join the Team IR call.
    Team Inc. is a professional, full-service provider of specialized industrial services and portable field-machining tools. Headquartered in Alvin, Texas, the Company operates in over 40 customer service locations throughout the United States. Team Inc. common stock is traded on the American Stock Exchange under the ticker symbol "TMI."
    Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in the forward-looking statements contained herein. Such factors include domestic and international economic activity, interest rates and market conditions for the Company's customers, regulatory changes and legal proceedings, and the Company's successful implementation of its internal operating plans. Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved.
    For additional information, contact Philip J. Hawk or Ted W. Owen at 281-331-6154.




                      TEAM INC. AND SUBSIDIARIES
                     SUMMARY OF OPERATING RESULTS

                     Three Months Ended         Six Months Ended
                          Nov. 30,                   Nov. 30,
                  ------------------------- -------------------------
                     2003         2002         2003         2002
                  ------------ ------------ ------------ ------------

Total Revenues    $25,807,000  $23,160,000  $50,725,000  $45,168,000
                  ============ ============ ============ ============

Gross Margin      $10,219,000   $9,607,000  $20,331,000  $18,638,000

Selling, general
 and
 administrative
 expenses          $7,598,000   $7,209,000  $15,316,000  $14,202,000
Non-cash
 compensation
 charge               $31,000      $31,000      $62,000      $52,000

                  ------------ ------------ ------------ ------------
Earnings before
 interest and
 taxes             $2,590,000   $2,367,000   $4,953,000   $4,384,000
                  ============ ============ ============ ============

Pre-tax income     $2,456,000   $2,211,000   $4,674,000   $4,069,000

Income tax expense   $904,000     $847,000   $1,760,000   $1,557,000
                  ------------ ------------ ------------ ------------

Net income         $1,552,000   $1,364,000   $2,914,000   $2,512,000
                  ============ ============ ============ ============

Net income  per
 common share-
 basic                  $0.20        $0.18        $0.38        $0.33
                  ============ ============ ============ ============

Net income  per
 common share-
 diluted                $0.19        $0.16        $0.35        $0.30
                  ============ ============ ============ ============

Weighted average
 shares
 outstanding:
  Basic             7,599,000    7,756,000    7,605,000    7,729,000
  Diluted           8,285,000    8,477,000    8,267,000    8,503,000

Revenues Comprised
 of:
  Industrial
   Services       $23,282,000  $20,718,000  $45,597,000  $39,750,000
  Equipment sales
   and rentals      2,525,000    2,442,000    5,128,000    5,418,000
                  ------------ ------------ ------------ ------------
Total Revenues    $25,807,000  $23,160,000  $50,725,000  $45,168,000
                  ============ ============ ============ ============

EBIT, by segment:
  Industrial
   Services        $4,021,000   $3,482,000   $7,671,000   $6,294,000
  Equipment sales
   and rentals       (199,000)     138,000     (294,000)     394,000
  Corporate        (1,232,000)  (1,253,000)  (2,424,000)  (2,304,000)
                  ------------ ------------ ------------ ------------
                   $2,590,000   $2,367,000   $4,953,000   $4,384,000
                  ============ ============ ============ ============


                      TEAM INC. AND SUBSIDIARIES
            SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
                       NOV. 30 and MAY 31, 2003

                                           Nov. 30,        May 31,
                                             2003           2003
                                        --------------- --------------

Current Assets                             $34,230,000    $29,417,000

Net Property, Plant and Equipment          $13,465,000    $12,268,000

Other non-current assets                   $10,506,000    $10,539,000

                                        --------------- --------------
Total Assets                               $58,201,000    $52,224,000
                                        =============== ==============

Current Liabilities                        $10,975,000     $9,704,000

Long term debt                             $11,516,000     $9,577,000

Other non-current liabilities and taxes     $1,138,000     $1,208,000

Stockholders' equity                       $34,572,000    $31,735,000

                                        --------------- --------------
Total liabilities and Stockholders'
 Equity                                    $58,201,000    $52,224,000
                                        =============== ==============

    CONTACT: Team Inc., Alvin
             Ted W. Owen, 281-331-6154